Exhibit 99.2

               Certification by the Chief Financial Officer
          of Loews Corporation pursuant to 18 U.S.C. Section 1350
                    (as adopted by Section 906 of the
                        Sarbanes-Oxley Act of 2002)



Pursuant to 18 U.S.C. Section 1350, the undersigned chief financial officer of Loews Corporation (the "Company") hereby certifies, to such officer's knowledge, that the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (the "Report") fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated:  May 9, 2003                                  /s/ Peter W. Keegan
                                                     -------------------------
                                                     Peter W. Keegan
                                                     Chief Financial Officer



The foregoing certification is being furnished solely pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.